Exhibit 10.1

March 28, 2005

Mr. Michael E. McGrath

Chief Executive Officer

i2 Technologies, Inc.

11701 Luna Road

Dallas, Texas 75234

Re:	Amendment to Employment Agreement and Termination of Share Rights Agreement

Dear Mike:

You hereby agree to the cancellation and surrender to i2 Technologies, Inc. (“i2”) of your share right awards for 50,000 underlying shares of i2 common stock granted pursuant to the Employment Agreement, dated as of February 27, 2005, between you and i2 (the “Employment Agreement”), and the Share Rights Award Agreement between you and i2, dated as of February 27, 2005 (the “Share Rights Agreement”). By signing below you acknowledge, effective as of the date set forth above, the cancellation and surrender of such share right awards and further acknowledge that the Share Rights Agreement shall be terminated in its entirety.

Sincerely,

i2 Technologies, Inc.

By:	/s/ Robert C. Donohoo
Robert C. Donohoo
Senior Vice President & General Counsel

Agreed and Accepted:

/s/ Michael E. McGrath
Michael E. McGrath